EXHIBIT 99.3
                                                                  ------------


        CERTIFICATION REQUIRED BY RULE 13A-14(B) OR RULE 15D-14(B) AND
       SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE


Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), the undersigned Chief Executive Officer of Precision Drilling Corporation as agent for and on behalf of Precision Drilling Trust, hereby certifies, to such officer's knowledge, that:

The annual report on March 31, 2006 for the year ended December 31 of 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Precision Drilling Trust.




By: /s/ Hank B. Swartout
---------------------------
Hank B. Swartout
Chairman, President and Chief Executive Officer
Precision Drilling Corporation, for and on behalf
of Precision Drilling Trust


March 31, 2006